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Exhibit 99.1

VALENTIS COMMON STOCK TO TRADE ON THE NASDAQ SMALLCAP MARKET

BURLINGAME, Calif. (PRNewswire)—BURLINGAME, Calif., Jan. 31/ PRNewswire-FirstCall/—Valentis, Inc. announced today that its Common Stock will begin trading on The Nasdaq SmallCap Market effective as of the opening of business on January 31, 2003, pursuant to an exception described below. There will be no change in the method by which the Company's Common Stock is traded, and the transfer to The Nasdaq SmallCap Market will be transparent to stockholders. The Nasdaq National Market and The Nasdaq SmallCap Market both operate under the same electronic, screen-based dealer market with trading executed through an advanced computer and telecommunications network. The decision of The Nasdaq Stock Market to grant the Company's request to transfer the Company's Common Stock from The Nasdaq National Market to The Nasdaq SmallCap Market was made by a panel established by Nasdaq to review the Company's ability to satisfy the continued listing requirements applicable to Nasdaq National Market issuers.

The exception requires the Company to, among other things, (i) submit to Nasdaq monthly projections on a balance sheet and income statement basis through calendar 2003; (ii) evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days; (iii) file an application for new listing, pay all applicable listing fees and evidence compliance with all requirements for continued listing on The Nasdaq SmallCap Market, but for the minimum bid price requirement; and (iv) make a public filing with the Securities and Exchange Commission and Nasdaq evidencing a certain amount of stockholders' equity.

The continued listing of the Company's Common Stock on The Nasdaq SmallCap Market is subject to the Company's ability to demonstrate compliance, as well as an ability to sustain compliance, with all requirements for continued listing. SmallCap issuers must maintain a minimum bid price of at least $1.00 per share, stockholders' equity of at least $2.5 million and a market value of publicly held shares of at least $1 million, among other requirements.

Valentis is converting biologic discoveries into innovative products. The Company's lead product is the del-1 angiogenesis gene formulated with one of the Company's proprietary polymer delivery systems. The Company is developing its other technologies, the GeneSwitch(R) and DNA vaccine delivery technologies, through partnerships with pharmaceutical and biotechnology companies. Additional information is available at http://www.valentis.com/.

NOTE: Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believes," "expects," "intends," "anticipates," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Valentis' actual results include the need for additional capital, the early stage of product development, uncertainties related to clinical trials, and uncertainties related to patent position. There can be no assurance that Valentis will be able to develop commercially viable gene-based therapeutics, that any of the Company's programs will be partnered with pharmaceutical partners, that necessary regulatory approvals will be obtained, or that any clinical trial will be successful. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the Company's operations and business environments. These are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 2002 and Quarterly Report on Form 10-Q for the period ended September 30, 2002, each as filed with the Securities and Exchange Commission.

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  Exhibit 99.1
VALENTIS COMMON STOCK TO TRADE ON THE NASDAQ SMALLCAP MARKET